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                                                                   EXHIBIT 11.01


                      EASTMAN CHEMICAL COMPANY SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                 1996          1995         1994
EARNINGS                                                      $     380    $     559    $     336
                                                              =========    =========    =========

PRIMARY EARNINGS PER SHARE

    Average number of common shares outstanding                    78.5         81.7         82.7
    Common share equivalents (1)                                    0.7          0.7          0.3
                                                              ---------    ---------    ---------
    Average number of common shares and share equivalents          79.2         82.4         83.0
                                                              =========    =========    =========

    Primary earnings per share (1)                            $    4.80    $    6.78    $    4.05
                                                              =========    =========    =========



FULLY DILUTED EARNINGS PER SHARE

    Average number of common shares outstanding                    78.5         81.7         82.7
    Common share equivalents (1)                                    0.8          0.9          0.3
                                                              ---------    ---------    ---------
    Average number of common shares and share equivalents          79.3         82.6         83.0
                                                              =========    =========    =========

    Fully diluted earnings per share                          $    4.79    $    6.77    $    4.05
                                                              =========    =========    =========

----------------------

(1) Common share equivalents of the Company represent the effect of dilutive stock options outstanding during the period.

























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